Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2005, with respect to the consolidated financial statements of IVAX Corporation included in Teva Pharmaceutical Industries Limited’s Report of Foreign Private Issuer filed on December 16, 2005 (Form 6-K) and incorporated by reference in the Registration Statement (Form F-3 No. 333-000000) and related Prospectus of Teva Pharmaceutical Industries Limited.

/s/ Ernst & Young LLP
Certified Public Accountant

Miami, Florida

December 14, 2005